Exhibit 99.2

Alaska Pacific Bancshares Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of October 21, 2013, by and between Northrim Bancorp, Inc. ("Northrim"), Northrim Merger Sub, Inc. (the "Merger Sub"), Northrim Bank, Alaska Pacific Bancshares, Inc. ("Alaska Pacific") and Alaska Pacific Bank pursuant to which Alaska Pacific will merge with the Merger Sub (the "merger") as described in the proxy statement/prospectus (the "merger proposal"):	☐	☐	☐
2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (the "adjournment proposal"):	☐	☐	☐
3. Approval, on an advisory (non-binding) basis, of the compensation of certain executive officers of Alaska Pacific that is based on or otherwise relates to the proposed merger, as described in the Proxy Statement/Prospectus (the "compensation proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 7 9 3 8 7 1

01QZPB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Alaska Pacific Bancshares Inc.

ALASKA PACIFIC BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS – March 11, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from Alaska Pacific prior to the execution of this proxy of the Proxy Statement/Prospectus and Notice of Special

Meeting of Shareholders, dated [                ].

The undersigned hereby appoints the Board of Directors of AK Pacific Bancshares, Inc., and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Alaska Pacific Bancshares, Inc. (“Alaska Pacific”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of Alaska

Pacific to be held on March 11, 2014, at The Treadwell Room, at the Baranof Hotel, 127 N. Franklin Street, Juneau Alaska 99801, at 10:00 a.m., local time,

and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present, as stated on reverse side.

This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side hereof, but if no directions are specified,

this proxy will be voted “FOR” the merger proposal, “FOR” the adjournment proposal and “FOR” the compensation proposal. The Board of

Directors knows of no other matters to be brought before the Special Meeting. If other matters should properly come before the Special Meeting, it is the intention of the persons appointed as attorneys and proxies for the undersigned to vote all shares of Alaska Pacific common stock which the undersigned is entitled to vote in accordance with recommendations of Alaska Pacific’s Board of Directors.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR

INSTRUCTION TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued and to be signed on reverse side.)